Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Termination of the Order to Cease and Desist

LOS ANGELES, CA — (BUSINESS WIRE) — February 9, 2016 — Broadway Financial Corporation (the “Company”) (NASDAQ Capital Market: BYFC), parent company of Broadway Federal Bank, f.s.b. (the “Bank”, and collectively with the Company, “Broadway”), today reported that the Company’s primary regulator, the Federal Reserve Bank of San Francisco, upon authorization from the Federal Reserve Board of Governors (collectively, the “FRB”), has terminated the Order to Cease and Desist (the “C&D”) applicable to the Company.  This decision follows a regulatory review of the Company by the staff of the FRB and the termination of the Consent Order applicable to the Bank by the Office of the Comptroller of the Currency (“OCC”) in November 2015.  The C&D was entered into by the Company with the FRB’s predecessor regulatory organization in September 2010.

Chief Executive Officer, Wayne Bradshaw commented, “This decision by the FRB, along with the OCC’s decision in November, officially recognize that Broadway has re-established its position as a safe and sound financial institution.  In addition, these decisions tacitly acknowledge the success that our team has achieved in generating profits, eliminating problem assets, re-building a quality loan portfolio, and strengthening our capital structure.

Looking forward, we are committed to building stockholder value by remaining focused on profitability and expanding our position as a leading lender for multi-family residential properties in Southern California, particularly properties within our core market of low-to-moderate income communities.  We believe that the removal of the regulatory orders will help us focus on growing our loan portfolio, which should improve our ability to increase net interest income, and enhance our efficiency.

I wish to acknowledge the dedication, commitment to excellence, and perseverance of our employees whose efforts are responsible for this decision by the FRB, and to the patience of our stockholders who have supported us throughout the long process of re-establishing Broadway as a safe and sound financial institution.”

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned subsidiary, Broadway Federal Bank, f.s.b., which is the leading community-oriented savings bank in Southern California serving low-to-moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts.  The Bank operates three full service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Shareholders, analysts and others seeking information about the Company are invited to write to:  Broadway Financial Corporation, Investor Relations, 5055 Wilshire Blvd., Suite 500, Los Angeles, CA 90036, or visit our website at www.broadwayfederalbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our management’s current expectations, and involve risks and uncertainties.  Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes, risks associated with the Company’s efforts to implement new digital platforms for our customers, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and 10-K/A and Quarterly Reports on Form 10-Q.  The Company undertakes no obligation to revise any forward-looking statement to reflect any future events or circumstances, except to the extent required by law.

SOURCE:  Broadway Financial Corporation

Contact: Wayne-Kent A. Bradshaw, Chief Executive Officer, (323) 556-3248: or

Brenda J. Battey, Chief Financial Officer, (323) 556-3264; or

investor.relations@broadwayfederalbank.com